EZCORP Reports Second Quarter Fiscal 2023 Results
Record Second Quarter Pawn Loans Outstanding and Sales Driving Strong Revenue Growth
Austin, Texas (May 3, 2023) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its second quarter ended March 31, 2023.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") and comparisons shown are to the same period in the prior year.
SECOND QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 19% to $206.1 million.
•Total revenue increased 20%, and gross profit increased 16%.
•Merchandise sales gross margin remains within our targeted range at 36%.
•Net loss of $6.8 million, was down from Net Income of $14.9 million, primarily driven by our $25.6 million share of the one-time, non-cash goodwill impairment and discrete adjustments recognized by Cash Converters International in its half-year period ended December 31, 2022.
•Diluted loss per share of $0.12 was down from diluted earnings per share of $0.20. On an adjusted basis1, diluted earnings per share was $0.23, compared to $0.22 in the prior-year quarter.
•Return on earning assets (ROEA) remains strong at 165%.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, "We achieved record second quarter PLO and merchandise sales as we continue to execute our three-year plan, put in place at the end of fiscal 2020. The macro-economic environment continues to support increased core demand for our products and services, including providing our environmentally conscious consumers with a more sustainable way to shop. Our team's relentless commitment to serving our customers with passion and respect and to operational excellence in all that we do, continues to drive our strong operating and financial results.

"During the second quarter, we expanded our store footprint, opening 13 de novo stores. Two of these stores were opened in Las Vegas, the first under our newly acquired luxury brand Max Pawn, and the other under the core EZPAWN brand. We are very excited to be growing our presence in this important pawn market. The other 11 new stores were opened across LatAm – 8 in Mexico and 3 in Guatemala, where we are extending our market leadership, with 103 stores there.

“EZ+ Rewards, our loyalty program, continues to be very well received by our customers and has grown to 2.9 million members globally, an increase of 17% over the first quarter of 2023. We are extremely happy with the increases here and are working hard on strategies to win and retain more customers in all of the local communities in which we operate.

"We continue to believe that investing in our teams and technology is essential. To ensure the continuous improvement of our Field Teams' bench strength, we completed talent and succession processes for all global operations. In Latin America we are enhancing recruiting strategies and implementing development programs for Lead Pawnbrokers and Store Managers. In the US we launched a new SharePoint in store communications program, to enhance our daily program execution and performance management strategies across all stores. We have deployed store system and network upgrades to support digital initiatives and are building out our e-commerce capabilities in a disciplined way.

"During the quarter, we repurchased $3.9 million worth of EZCORP shares as part of the up to $50 million share repurchase program announced in the second quarter of fiscal 2022.

"Our focus on People, Pawn, and Passion, along with the disciplined execution of our enhanced operating model has yielded another quarter of strong results for our shareholders. We will continue to invest in our people and technology with the goal of serving more customers, more frequently, across more locations, in an environmentally sustainable way, to ultimately drive value to our shareholders," Given concluded.

CONSOLIDATED RESULTS

Three Months Ended March 31	As Reported		Adjusted[1]
in millions, except per share amounts	2023	2022	2023	2022

Total revenues	$258.4	$216.0	$253.8	$216.0
Gross profit	$149.2	$128.9	$146.7	$128.9
(Loss) income before tax	$(7.3)	$20.1	$24.0	$22.3
Net (loss) income	$(6.8)	$14.9	$17.0	$16.7
Diluted (loss) earnings per share	$(0.12)	$0.20	$0.23	$0.22
EBITDA (non-GAAP measure)	$2.1	$29.8	$33.3	$32.1

•Diluted loss per share was $0.12, down from diluted earnings per share of $0.20. On an adjusted basis, diluted earnings per share were $0.23, up from $0.22. The primary difference between GAAP and Adjusted financial results is attributable to our share of the previously announced one-time, non-cash goodwill impairment recognized by Cash Converters International in its half-year period ended December 31 2022.
•Loss before taxes was $7.3 million, down from profit before taxes of $20.1 million, while adjusted EBITDA increased 4% to $33.3 million.
•PLO increased 19% to $206.1 million, up $32.5 million. On a same-store basis2, PLO increased 16% due to increased loan demand, reflecting continuing growth.
•Total revenues increased 20% and gross profit increased 16%, reflecting improved pawn service charge (PSC) revenue, merchandise sales and merchandise sales gross profit.
•PSC increased 21% as a result of higher average PLO and yields.
•Merchandise sales gross margin remains within our targeted range at 36%. Aged general merchandise has increased to 2.2% of total general merchandise inventory.
•Net inventory increased 25%, reflecting a return towards normalized inventory levels. Inventory turnover remained strong at 2.8x for the quarter, down from 2.9x.
•Store expenses increased 18%, primarily due to increased labor in-line with store activity, higher store count and, to a lesser extent, expenses related to our loyalty program. On a same-store basis, store expenses increased 12%. General and administrative expenses increased 28%, primarily due to the reversal of incentive compensation for the departed CEO in the prior period and, to a lesser extent, increase in accrued incentive compensation.
•Cash and cash equivalents at the end of the quarter was $243.1 million, down 5% year-over-year. The decrease was primarily due to the increase in PLO and inventory, the acquisition of new stores, and strategic investments, partially offset by the net cash proceeds associated with the convertible debt refinancing.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $157.0 million, up 18% or 14% on a same store basis.
•Total revenue was up 16% and gross profit increased 11%, reflecting increased PSC and higher merchandise sales.

•PSC increased 19% as a result of higher average PLO.
•Merchandise sales gross margin decreased to 38% from 41%, reflecting a more normalized operating environment. Aged general merchandise increased to 1.4% of total general merchandise inventory primarily driven by recent acquisitions.
•Net inventory increased 20% reflecting a return towards normalized inventory levels. Inventory turnover remained flat at 2.6x.
•Store expenses increased 12%, primarily due to increased labor in-line with store activity, higher store count and, to a lesser extent, expenses related to our loyalty program.
•Segment contribution increased 12% to $37.8 million.
•Segment store count increased by 2 de novo stores during the quarter.
Latin America Pawn
•PLO improved to $49.1 million, up 22% (14% on constant currency basis). On a same store basis, PLO increased 19% (12% on a constant currency basis).
•Total revenue was up 30% (22% on constant currency basis) and gross profit increased 32% (23% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 29% (21% on a constant currency basis) as a result of higher average PLO and yield.
•Merchandise sales gross margin increased from 29% to 32%. Aged general merchandise inventory increased to 3.2% from 1.0% of total merchandise inventory.
•Net inventory increased 44% (33% on a constant currency basis), reflecting a return towards normalized inventory levels. Inventory turnover remains strong at 3.5x, down from 3.8x.
•Store expenses increased 38% (29% on a constant currency basis), primarily due to increased labor in-line with store activity and higher store count. Same-store expenses increased 32% (24% on a constant currency basis).
•Segment contribution increased 68% (57% on a constant currency basis) to $8.0 million. On an adjusted basis, segment contribution was up 10% to $5.4 million, with the primary adjustment being the reversal of contingent consideration liability in connection with a previously completed acquisition.
•Segment store count increased by 11 de novo stores during the quarter.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 4, 2023, at 8:00 am Central Time to discuss Second Quarter Fiscal 2023 results. Analysts and institutional investors may participate on the conference call by dialing (833) 470-1428, Conference ID: 721380, or internationally by dialing (404) 975-4839. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
Follow us on social media:

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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow”, which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues:
Merchandise sales	$152,507	$133,556	$316,294	$271,276
Jewelry scrapping sales	12,825	5,690	20,709	12,634
Pawn service charges	93,030	76,683	185,623	152,708
Other revenues, net	61	53	124	358
Total revenues	258,423	215,982	522,750	436,976
Merchandise cost of goods sold	97,339	82,246	202,216	165,357
Jewelry scrapping cost of goods sold	11,902	4,808	18,855	10,580
Gross profit	149,182	128,928	301,679	261,039
Operating expenses:
Store expenses	101,269	85,743	202,072	172,514
General and administrative	15,609	12,227	31,085	27,772
Depreciation and amortization	7,963	7,450	15,951	15,024
Loss (gain) on sale or disposal of assets	73	(697)	57	(692)
Other	(2,465)	—	(2,465)	—
Total operating expenses	122,449	104,723	246,700	214,618
Operating income	26,733	24,205	54,979	46,421
Interest expense	3,390	2,527	9,580	4,958
Interest income	(1,898)	(255)	(2,562)	(559)
Equity in net loss of unconsolidated affiliates	32,501	1,439	30,917	301
Other expense (income)	80	371	(154)	251
(Loss) income before income taxes	(7,340)	20,123	17,198	41,470
Income (benefit) tax expense	(550)	5,236	7,210	10,862
Net (loss) income	$(6,790)	$14,887	$9,988	$30,608

Basic earnings per share	$(0.12)	$0.26	$0.18	$0.54
Diluted earnings per share	$(0.12)	$0.20	$0.11	$0.42

Weighted-average basic shares outstanding	55,648	56,561	55,981	56,370
Weighted-average diluted shares outstanding	55,648	82,407	65,269	82,270

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2023	March 31, 2022	September 30, 2022

Assets:
Current assets:
Cash and cash equivalents	$243,128	$254,964	$206,028
Restricted cash	8,451	8,713	8,341
Pawn loans	206,096	173,618	210,009
Pawn service charges receivable, net	33,116	28,319	33,476
Inventory, net	150,297	119,890	151,615
Prepaid expenses and other current assets	45,564	27,267	34,694
Total current assets	686,652	612,771	644,163
Investments in unconsolidated affiliates	10,681	42,002	37,733
Other investments	39,220	18,000	24,220
Property and equipment, net	59,775	50,874	56,725
Right-of-use asset, net	234,287	204,343	221,405
Goodwill	300,078	286,214	286,828
Intangible assets, net	59,620	62,145	56,819
Notes receivable, net	1,233	1,198	1,215
Deferred tax asset, net	19,127	15,908	12,145
Other assets	9,859	6,541	6,625
Total assets	$1,420,532	$1,299,996	$1,347,878

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$72,695	$69,695	$84,509
Customer layaway deposits	18,761	15,046	16,023
Operating lease liabilities, current	53,921	52,446	52,334
Total current liabilities	145,377	137,187	152,866
Long-term debt, net	359,287	312,168	312,903
Deferred tax liability, net	368	179	373
Operating lease liabilities	191,874	163,506	180,756
Other long-term liabilities	11,038	11,940	8,749
Total liabilities	707,944	624,980	655,647
Commitments and Contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01per share; shares authorized: 100 million; issued and outstanding: 52,561,071 as of March 31, 2023; 53,685,333 as of March 31, 2022; and 53,454,885 as of September 30, 2022	526	537	534
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	343,088	341,913	345,330
Retained earnings	405,961	384,246	402,006
Accumulated other comprehensive loss	(37,017)	(51,710)	(55,669)
Total equity	712,588	675,016	692,231
Total liabilities and equity	$1,420,532	$1,299,996	$1,347,878

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2023	2022

Operating activities:
Net income	$9,988	$30,608
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	15,951	15,024
Amortization of debt discount and deferred financing costs	736	698
Non-cash lease expense	27,546	25,746
Deferred income taxes	(6,987)	212
Other adjustments	(2,386)	(708)
Provision for inventory reserve	280	(1,780)
Stock compensation expense	3,741	2,158
Equity in net loss of unconsolidated affiliates	30,917	301
Net loss on extinguishment of debt	3,545	—
Changes in operating assets and liabilities, net of acquisitions:
Service charges and fees receivable	1,357	687
Inventory	(2,306)	(2,779)
Prepaid expenses, other current assets and other assets	(3,639)	88
Accounts payable, accrued expenses and other liabilities	(43,969)	(50,258)
Customer layaway deposits	1,426	2,342
Income taxes	8,852	6,576
Dividends from unconsolidated affiliates	1,775	1,660
Net cash provided by operating activities	46,827	30,575
Investing activities:
Loans made	(378,717)	(329,459)
Loans repaid	230,604	199,836
Recovery of pawn loan principal through sale of forfeited collateral	171,504	129,311
Capital expenditures, net	(18,439)	(10,498)
Acquisitions, net of cash acquired	(12,968)	—
Issuance of notes receivable	(15,500)	(1,000)
Investment in unconsolidated affiliates	(2,133)	(3,577)
Investment in other investments	(15,000)	(16,500)
Net cash used in investing activities	(40,649)	(31,887)
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,149)	(792)
Proceeds from issuance of debt	230,000	—
Debt issuance cost	(7,458)	—
Cash paid on extinguishment of debt	(1,951)	—
Payments on debt	(178,488)	—
Repurchase of common stock	(10,978)	—
Net cash provided by (used in) financing activities	29,976	(792)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,056	2,157
Net increase in cash, cash equivalents and restricted cash	37,210	53
Cash, cash equivalents and restricted cash at beginning of period	214,369	263,624
Cash, cash equivalents and restricted cash at end of period	$251,579	$263,677

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended March 31, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$108,740	$43,767	$—	$152,507	$—	$152,507
Jewelry scrapping sales	9,814	3,011	—	12,825	—	12,825
Pawn service charges	69,945	23,085	—	93,030	—	93,030
Other revenues	32	19	10	61	—	61
Total revenues	188,531	69,882	10	258,423	—	258,423
Merchandise cost of goods sold	67,643	29,696	—	97,339	—	97,339
Jewelry scrapping cost of goods sold	8,550	3,352	—	11,902	—	11,902
Other cost of revenues	—	—	—	—	—	—
Gross profit	112,338	36,834	10	149,182	—	149,182
Store expenses	71,946	29,323	—	101,269	—	101,269
General and administrative	—	—	—	—	15,609	15,609
Depreciation and amortization	2,560	2,332	—	4,892	3,071	7,963
Loss (gain) loss on sale or disposal of assets	81	(8)	—	73	—	73
Other	—	(2,465)	—	(2,465)	—	(2,465)
Interest expense	—	—	—	—	3,390	3,390
Interest income	(1)	(298)	—	(299)	(1,599)	(1,898)
Equity in net loss of unconsolidated affiliates	—	—	32,501	32,501	—	32,501
Other (income) expense	—	(46)	6	(40)	120	80
Segment contribution (loss)	$37,752	$7,996	$(32,497)	$13,251
Income (loss) before income taxes				$13,251	$(20,591)	$(7,340)

	Three Months Ended March 31, 2022 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$100,064	$33,492	$—	$133,556	$—	$133,556
Jewelry scrapping sales	3,480	2,210	—	5,690	—	5,690
Pawn service charges	58,772	17,911	—	76,683	—	76,683
Other revenues	24	—	29	53	—	53
Total revenues	162,340	53,613	29	215,982	—	215,982
Merchandise cost of goods sold	58,613	23,633	—	82,246	—	82,246
Jewelry scrapping cost of goods sold	2,798	2,010	—	4,808	—	4,808
Gross profit	100,929	27,970	29	128,928	—	128,928
Segment and corporate expenses (income):
Store expenses	64,492	21,251	—	85,743	—	85,743
General and administrative	—	—	—	—	12,227	12,227
Depreciation and amortization	2,625	1,891	—	4,516	2,934	7,450
Gain on sale of disposal of assets and other	—	(9)	—	(9)	(688)	(697)
Interest expense	—	—	—	—	2,527	2,527
Interest income	—	(255)	—	(255)	—	(255)
Equity in net income of unconsolidated affiliates	—	—	1,439	1,439	—	1,439
Other (income) expense	—	334	8	342	29	371
Segment contribution	$33,812	$4,758	$(1,418)	$37,152
Income (loss) before income taxes				$37,152	$(17,029)	$20,123

	Six Months Ended March 31, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$227,054	$89,240	$—	$316,294	$—	$316,294
Jewelry scrapping sales	16,990	3,719	—	20,709	—	20,709
Pawn service charges	139,255	46,368	—	185,623	—	185,623
Other revenues	57	35	32	124	—	124
Total revenues	383,356	139,362	32	522,750	—	522,750
Merchandise cost of goods sold	140,899	61,317	—	202,216	—	202,216
Jewelry scrapping cost of goods sold	14,766	4,089	—	18,855	—	18,855
Gross profit	227,691	73,956	32	301,679	—	301,679
Segment and corporate expenses (income):
Store expenses	145,250	56,822	—	202,072	—	202,072
General and administrative	—	(3)	—	(3)	31,088	31,085
Depreciation and amortization	5,315	4,547	—	9,862	6,089	15,951
Loss (gain) on sale or disposal of assets	84	(27)	—	57	—	57
Other charges	—	(2,465)	—	(2,465)	—	(2,465)
Interest expense	—	—	—	—	9,580	9,580
Interest income	(1)	(467)	—	(468)	(2,094)	(2,562)
Equity in net loss of unconsolidated affiliates	—	—	30,917	30,917	—	30,917
Other expense (income)	—	24	10	34	(188)	(154)
Loss on extinguishment of debt	—	—	—	—	—	—
Segment contribution (loss)	$77,043	$15,525	$(30,895)	$61,673
Income (loss) before income taxes				$61,673	$(44,475)	$17,198

	Six Months Ended March 31, 2022 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$202,142	$69,134	$—	$271,276	$—	$271,276
Jewelry scrapping sales	8,460	4,174	—	12,634	—	12,634
Pawn service charges	115,329	37,379	—	152,708	—	152,708
Other revenues	46	240	72	358	—	358
Total revenues	325,977	110,927	72	436,976	—	436,976
Merchandise cost of goods sold	116,445	48,912	—	165,357	—	165,357
Jewelry scrapping cost of goods sold	6,773	3,807	—	10,580	—	10,580
Gross profit	202,759	58,208	72	261,039	—	261,039
Segment and corporate expenses (income):
Store expenses	129,181	43,333	—	172,514	—	172,514
General and administrative	—	—	—	—	27,772	27,772
Depreciation and amortization	5,295	3,871	—	9,166	5,858	15,024
Gain on sale or disposal of assets and other	—	(4)	—	(4)	(688)	(692)
Other Charges	—	—	—	—	—	—
Interest expense	—	—	—	—	4,958	4,958
Interest income	—	(437)	—	(437)	(122)	(559)
Equity in net income of unconsolidated affiliates	—	—	301	301	—	301
Other (income) expense	—	200	(4)	196	55	251
Segment contribution	$68,283	$11,245	$(225)	$79,303
Income (loss) before income taxes				$79,303	$(37,833)	$41,470

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2022	525	661	1,186
New locations opened	2	11	13
As of March 31, 2023	527	672	1,199

	Three Months Ended March 31, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2021	516	633	1,149
New locations opened	—	3	3
As of March 31, 2022	516	636	1,152

	Six Months Ended March 31, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	2	13	15
Locations acquired	10	—	10
Locations sold, combined or closed	—	(1)	(1)
As of March 31, 2023	527	672	1,199

	Six Months Ended March 31, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2021	516	632	1,148
New locations opened	—	4	4
As of March 31, 2022	516	636	1,152

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2023 and 2022 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022	2023	2022

Mexican peso	18.1	19.9	18.7	20.5	19.2	20.6
Guatemalan quetzal	7.6	7.5	7.6	7.5	7.6	7.5
Honduran lempira	24.4	24.1	24.3	24.2	24.3	24.0
Australian dollar	1.5	1.3	1.5	1.4	1.5	1.4
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended March 31,
(in millions)	2023	2022

Net income	$(6.8)	$14.9
Interest expense	3.4	2.5
Interest income	(1.9)	(0.3)
Income tax expense	(0.6)	5.2
Depreciation and amortization	8.0	7.5
EBITDA	$2.1	$29.8

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q2 Reported	$258.4	$149.2	$(7.3)	$7.8	$(6.8)	$(0.12)	$2.1
CCV Impairment and discrete adjustments	—	—	34.0	8.4	25.6	0.29	34.0
Contingent consideration liability	—	—	(2.2)	(0.6)	(1.6)	(0.02)	(2.2)
Impact of dilutive instruments*	—	—	—	—	—	0.08	—
FX impact	—	—	0.1	—	0.1	—	0.1
Constant currency impact	(4.7)	(2.4)	(0.6)	(0.3)	(0.3)	—	(0.7)
2023 Q2 Adjusted	$253.8	$146.7	$24.0	$7.0	$17.0	$0.23	$33.3

*Q2 Reported Diluted EPS calculated based on 55.6 million weighted average diluted shares outstanding and Q2 Adjusted Diluted EPS calculated based on weighted average diluted shares outstanding of 87.1 million

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2022 Q2 Reported	$216.0	$128.9	$20.1	$5.2	$14.9	$0.20	$29.8
CCV Adjustment	—	—	2.1	0.4	1.7	0.02	2.1
Non cash Interest	—	—	0.1	0.1	0.1	—	0.1
2022 Q2 Adjusted	$216.0	$128.9	$22.3	$5.7	$16.7	$0.22	$32.1

	Three Months Ended March 31, 2023		Six Months Ended March 31, 2023
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenue	$258.4	20%	$522.8	20%
Currency exchange rate fluctuations	(4.6)		(7.4)
Constant currency consolidated revenue	$253.8	17%	$515.4	18%

Consolidated gross profit	$149.2	16%	$301.7	16%
Currency exchange rate fluctuations	(2.5)		(3.8)
Constant currency consolidated gross profit	$146.7	14%	$297.9	14%

Consolidated net inventory	$150.3	25%	$150.3	25%
Currency exchange rate fluctuations	(2.8)		(2.8)
Constant currency consolidated net inventory	$147.5	23%	$147.5	23%

Latin America Pawn gross profit	$36.8	32%	$74.0	27%
Currency exchange rate fluctuations	(2.4)		(3.8)
Constant currency Latin America Pawn gross profit	$34.4	23%	$70.2	21%

Latin America Pawn PLO	$49.1	22%	$49.1	22%
Currency exchange rate fluctuations	(3.2)		(3.2)
Constant currency Latin America Pawn PLO	$45.9	14%	$45.9	14%

Latin America Pawn PSC revenues	$23.1	29%	$46.4	24%
Currency exchange rate fluctuations	(1.4)		(2.2)
Constant currency Latin America Pawn PSC revenues	$21.7	21%	$44.2	18%

Latin America Pawn merchandise sales	$43.8	31%	$89.2	29%
Currency exchange rate fluctuations	(3.1)		(5.0)
Constant currency Latin America Pawn merchandise sales	$40.7	22%	$84.2	22%

Latin America Pawn segment profit before tax	$8.0	68%	$15.5	38%
Currency exchange rate fluctuations	(0.5)		(0.7)
Constant currency Latin America Pawn segment profit before tax	$7.5	57%	$14.8	31%